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                                                                    EXHIBIT 10.7

                                VA RESEARCH, INC.

                      FOUNDER'S STOCK REPURCHASE AGREEMENT

        THIS AGREEMENT is made as of October 30, 1998, by and between VA Research, Inc., a California corporation (the "COMPANY"), and Larry M. Augustin ("FOUNDER").

                                    RECITALS

        A. The Company has entered into that certain Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") for the purchase and sale of the Company's Series A Preferred Stock with those certain purchasers (the "PURCHASERS") listed on Exhibit A attached to the Stock Purchase Agreement.

        B. As of the date hereof, Founder is the owner of 1,650,000 shares of Common Stock of the Company (the "SHARES").

        NOW, THEREFORE, in consideration of the mutual covenants and representations herein set forth, the Company and Founder agree as follows:

        1. Repurchase Option.

                (a) In the event of any voluntary or involuntary termination of Founder's employment by or service to the Company for any or no reason, including death or disability, (a "TERMINATION") before all of the Shares are released from the Company's repurchase option pursuant to Section 2 hereof, the Company shall, upon the date of a Termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "REPURCHASE OPTION") for a period of 90 days from such date to repurchase all (but not less than all) of the Shares that shall constitute the Unreleased Shares (as such term is defined in Section 2(c)) at such time, at a purchase price calculated after the two-for-one split of the Company's Common Stock equal to $0.06 per share (the "REPURCHASE PRICE").

                (b) The Repurchase Option shall be exercised by the Company by written notice to Founder or Founder's executor (with a copy to the Escrow Agent (as that term is defined in Section 4 hereof)) and, at the Company's option, (i) by delivery to Founder or Founder's executor with such notice of a check in the amount of the Repurchase Price for the Shares being repurchased, (ii) by cancellation by the Company of an amount of Founder's indebtedness, if any, to the Company equal to the Repurchase Price for the Shares being repurchased, or
(iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.



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                (c) Whenever the Company shall have the right to repurchase
Shares under this Section 1 or under Section 3 hereof, the Company may designate and assign one or more employees, officers, directors, or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such Shares. If the fair market value of the Shares to be repurchased on the date of such designation or assignment (the "REPURCHASE FMV") exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

        2. Release of Shares From Repurchase Option.

                (a) Three-Fifths (3/5) of the Shares shall be released from the Company's Repurchase Option as of the date of the execution of this Agreement, and an additional One Twenty-Fourth (1/24) of the Shares shall be released each calendar month thereafter until all of the Shares have been released; provided in each case that Founder has not ceased to be an employee or a director of or a consultant to the Company prior to the date of any such release.

                (b) Notwithstanding anything set forth in Section 2(a) above, 50% of the Unreleased Shares shall be released from the Repurchase Option upon the occurrence of both of the following: (i) a Change of Control (as that term is defined below) and (ii) the Involuntary Termination of Founder's service with the Company or the termination of Founder' service with the Company without Cause (as that term is defined below), in each case, on or before the first anniversary of the effective date of such Change of Control. For purposes of the foregoing, a "CHANGE OF CONTROL" shall occur upon the closing of (A) a merger or consolidation of the Company with or into any other corporation or other entity, or sale of all or substantially all of the assets of the Company, unless the shareholders of the Company immediately prior to such transaction hold at least 50% of the outstanding equity securities of the entity surviving such merger or consolidation or the entity purchasing such assets, or (B) upon a sale or transfer of more than 50% of the Company's voting securities to a person or persons acting as a group, who is or are not controlled directly or indirectly by the Company, in a single transaction or series of related transactions. For the purposes of this Section 2(b), the term "INVOLUNTARY TERMINATION" shall mean
(i) without Founder's express written consent, the significant reduction of Founder's title, duties or responsibilities relative to Founder's title, duties or responsibilities in effect immediately prior to such reduction; provided, however, that a reduction in title, duties or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when Founder, if Chief Executive Officer of the Company immediately prior to a Change of Control, remains as such following a Change of Control and is not made the Chief Executive Officer of the acquiring corporation or a division thereof) shall not constitute an "Involuntary Termination;" (ii) without Founder's express written consent, a reduction by the Company in the annual base salary or in the maximum dollar amount of potential annual cash bonuses relative to the annual base salary and maximum dollar amount of potential annual cash bonuses as in effect immediately prior to such reduction; (iii) without Founder's express written consent, a material reduction by the Company in the kind or level of employee benefits to which Founder is entitled immediately prior to such reduction with the result that Founder's overall benefits package is significantly reduced; (iv) the relocation of Founder to a facility or a location more than 50 miles from Founder's then present location, without Founder's express written consent; or (v) any



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purported termination of Founder by the Company which is not effected for Cause.
The term "CAUSE" shall mean any of the following: (a) any act of personal dishonesty involving Founder in connection with his responsibilities as an employee or director of the Company; (b) the conviction of or plea of guilty or nolo contendere to a felony by Founder; (c) a willful act by Founder which constitutes gross misconduct and which is injurious to the Company; or (iv) continued violations by Founder of his obligations as an employee or director of the Company which are demonstrably willful and deliberate on Founder's part after there has been delivered to Founder a written demand for performance from the Company which describes the basis for the Company's belief that Founder has not substantially performed his duties.

                (c) Any of the Shares which have not yet been released from the Repurchase Option are referred to herein as "UNRELEASED SHARES".

                (d) The Shares which have been released from the Repurchase Option shall be delivered to Founder by the Escrow Agent (as defined in Section 4 below) at Founder's request.

        3. Restriction on Transfer.

                (a) Founder shall not sell, transfer, pledge, or otherwise dispose of any Shares that remain subject to the Repurchase Option other than a pledge in connection with indebtedness owed to the Company or than by will or the laws of descent and distribution. Founder agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or
(ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

                (b) Before any Shares may be sold or transferred (including transfer by operation of law), such Shares shall first be offered to the Company (the "RIGHT OF FIRST REFUSAL").

                        (i) Notice. In the event Founder wishes to sell the Shares, Founder shall deliver a notice ("Notice") to the Company stating (A) his bona fide intention to sell or transfer such Shares, (B) the number of such Shares to be sold or transferred, (C) the price for which he proposes to sell or transfer such Shares, and (D) the name of the proposed purchaser or transferee.

                        (ii) Election to Purchase. Within thirty (30) days after receipt of the Notice, the Company or its assignee may elect to purchase all or none of the Shares to which the Notice refers, at the price per share specified in the Notice. The purchase of the Shares in either such event shall occur at a closing held at the Company's principal office at a mutually agreed upon time which in no event shall be more than thirty (30) days following the end of the time period in which the Company had to elect to purchase such Shares.



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                        (iii) Sale of Shares by Purchaser. If all of the Shares
to which the Notice refers are not elected to be purchased, as provided in this
Section 3(b), Purchaser may sell the Shares to any person named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within sixty (60) days of the date of said Notice to the Company, and provided, further, that any such sale is in accordance with all the terms and conditions hereof.

                        (iv) Termination of Restrictions. Notwithstanding the provisions of Section 3(a) above, the Company's Right of First Refusal shall terminate immediately as to all Shares upon the occurrence of the first to occur of the following events:

                                (A) the acquisition of the Company by another
entity by means of the merger or consolidation of the Company with or into another corporation in which the stockholders of the Company immediately prior to such merger or consolidation own less than 50% of the voting securities of the surviving entity,

                                (B) the sale of all or substantially all of the
assets of the Company, or

                                (C) the date upon which a public market exists
for the Company's capital stock (or any other stock issued to purchasers in exchange for the Shares purchased under this Agreement). For the purpose of this Agreement, a "Public Market" shall be deemed to exist if (1) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934), or (2) such stock is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal.

                        (v) Exempt Transfers. The provisions of this Section 3 shall not apply to a transfer of any Shares by Founder, either during his lifetime or on death by will or intestacy to his ancestors, descendants or spouse, or any custodian or trustee for the account of Purchaser or Purchaser's ancestors, descendants or spouse; provided, in each such case that the transferee shall receive and hold such Shares subject to all of the provisions of this Section 3 and there shall be no further transfer of such Shares except in accordance herewith.

        4. Escrow of Shares. The Shares held by the Founder shall be delivered to an escrow agent designated by the Company (the "Escrow Agent"), along with a stock assignment executed by Founder in blank in the form attached hereto as Exhibit A, to be held in escrow pursuant to the terms of the Joint Escrow Instructions attached hereto as Exhibit B.

        5. Stock Certificate Legends. The share certificate(s) evidencing the Shares shall be endorsed with the following legend:

                THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH AND ARE SUBJECT TO A REPURCHASE RIGHT



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                IN FAVOR OF THE COMPANY PURSUANT TO THE TERMS OF AN AGREEMENT
                BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        6. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

        7. General Provisions.

                (a) This Agreement shall be governed by the laws of the State of California as they apply to contracts entered into and wholly to be performed in such state. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement and may only be modified or amended in writing signed by both parties.

                (b) Any dispute, claim or controversy of any kind (including but not limited to tort, contract and statute) arising under, in connection with, or relating to this Agreement shall at the request of either party be resolved exclusively by binding arbitration in Palo Alto, California, or any other location mutually agreeable to the parties, in accordance with the Commercial rules of the American Arbitration Association then in effect. Founder and the Company agree to waive any objection to personal jurisdiction or venue in any forum located in Palo Alto, California, or any other location mutually agreeable to the parties. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                (c) Any notice, demand or request required or permitted to be given by either the Company or Founder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

                (d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of Founder under this Agreement may only be assigned with the prior written consent of the Company.

                (e) Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                (f) Founder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.



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                (g) FOUNDER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE
PROVIDED IN SECTION 2(b) HEREOF TO THE CONTRARY, THE VESTING OF SHARES PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE, CONSULTANT OR DIRECTOR AT THE WILL OF THE COMPANY. FOUNDER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, CONSULTANT OR DIRECTOR FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH FOUNDER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE FOUNDER'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

                (h) Founder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.



                             [Signatures to follow.]



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        IN WITNESS WHEREOF, the parties have duly executed this Founder's Stock
Repurchase Agreement as of the day and year first set forth above.


VA RESEARCH, INC.,                      FOUNDER:
a California corporation

By: /s/ LARRY M. AUGUSTIN               By: /s/ LARRY M. AUGUSTIN
   ---------------------------------       -------------------------------------
   Larry M. Augustin, President            Larry M. Augustin

   1235 Pear Avenue, Suite 109             824 Sonia Way
   Mountain View, CA 94043                 Mountain View, CA 94040



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                                CONSENT OF SPOUSE

        I, Alice Kitsuta Augustin, spouse of Larry M. Augustin, have read and approve the foregoing Founder's Stock Repurchase Agreement (the "AGREEMENT"). In consideration of the benefit that my spouse and I receive on account of the Series A Preferred Stock financing that is closing simultaneously with the execution and delivery of this Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: __________, 1998

Signed:
       --------------------------------
            Alice Kitsuta Augustin



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                                    EXHIBIT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED I,____________________________, hereby sell, assign and transfer unto___________________________, ______________________
(__________) shares of the Common Stock of VA Research, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint __________________________________________, attorney, to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

        This Assignment Separate from Certificate was executed in conjunction with the terms of a Founder's Stock Repurchase Agreement between VA Research, Inc. and the undersigned dated as of October __, 1998.

Dated: _______________, _______


                                        ----------------------------------------
                                        (to be signed exactly as name is to
                                        appear on stock certificate)

INSTRUCTIONS: Please do not fill in the blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of Founder.



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                                    EXHIBIT B

                            JOINT ESCROW INSTRUCTIONS

                                October __, 1998

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050

Attention: Judith Mayer O'Brien, Esq.

Dear Ms. O'Brien:

        As Escrow Agent for both VA Research, Inc., a California corporation (the "COMPANY"), and the undersigned purchaser of stock of the Company (the "FOUNDER"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of Founder's Stock Repurchase Agreement (the "AGREEMENT") between the Company and the undersigned, in accordance with the following instructions:

        1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "COMPANY") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to Founder and you a written notice specifying the number of shares of stock to be purchased, the purchase price and the time for a closing hereunder at the principal office of the Company. Founder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, cancellation of indebtedness or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

        3. Founder irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Founder does hereby irrevocably constitute and appoint you as Founder's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction

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herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Founder shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

        4. Upon written request of Founder, but no more than once per calendar year, unless the Company's repurchase option has been exercised, you will deliver to Founder a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option, provided that such shares do not secure an unpaid promissory note. Within 90 days after cessation of Founder's continuous employment by the Company or any parent or subsidiary of the Company, you will deliver to Founder a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

        5. If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Founder, you shall deliver all of the same to Founder and shall be discharged of all further obligations hereunder.

        6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Founder while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.



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        11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

        12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

        13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

                      COMPANY:          VA Research, Inc.
                                        1235 Pear Avenue, Suite 109
                                        Mountain View, CA 94043

                      Founder:          Larry M. Augustin
                                        824 Sonia Way
                                        Mountain View, CA 94040

                      ESCROW AGENT:     Wilson Sonsini Goodrich & Rosati
                                        650 Page Mill Road
                                        Palo Alto, CA 94304-1050
                                        Attn:  Judith Mayer O'Brien

        16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.



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        17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

        18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the laws of the State of California.


                                        Very truly yours,

                                        VA RESEARCH, INC.

                                        By:
                                           -------------------------------------
                                           Larry M. Augustin, President

                                        Founder

                                        ----------------------------------------
                                        Larry M. Augustin

ESCROW AGENT:

----------------------------------------
Judith Mayer O'Brien